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                                                      Exhibit 21
                  Curtice-Burns Foods, Inc.
               Subsidiaries of the Registrant

                                          State of Incorporation
                                          ----------------------

Curtice Burns Export Corporation                   VI
Curtice Burns Express, Inc.                        NY
Finger Lakes Packaging Co., Inc.                   NY
Kennedy Endeavors, Inc.                            WA
Curtice Burns Meat Snacks, Inc.                    DE
Nalley's Canada Limited                            A1
Quality Snacks of Maryland, Inc.*                  MD
La Restaurante, Inc.*                              PA
Quality Snax, Inc.*                                PA
Snyder's Potato Chips, Inc.*                       PA
Seasonal Employers, Inc.                           NY
Husman Potato Chips, Inc.                          OH
Comstock Michigan Fruit Company of Canada Limited  A6

                   *Inactive Corporations